UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE AI ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT DATED JUNE 8, 2023

TO

PROXY STATEMENT

OF HEALTHCARE AI ACQUISITION CORP.

EXTRAORDINARY GENERAL MEETING TO BE HELD ON JUNE 09, 2023

The following information supplements, and should be read in conjunction with, the proxy statement dated May 30, 2023 (the “Proxy”) of Healthcare AI Acquisition Corp., a Cayman Islands exempted company (the “Company”) in connection with an Extraordinary General Meeting (the “Meeting”) relating to the proposed Extension Amendment Proposal, NTA Requirement Amendment Proposal, The Founder Share Amendment Proposal, Letter Agreement Amendment Proposal and the Adjournment Proposal, more fully described in the Proxy (together referred to as the “Extension Proposals”). This supplement (the “Supplement”) contains additional information that supplements the Proxy, and we urge you to read this Supplement, together with the Proxy regarding the Extension Proposals:

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its shareholders, as described in this Supplement to the Definitive Proxy Statement dated May 30, 2023, filed with the United States Securities and Exchange Commission in connection with the Extraordinary General Meeting to be held on June 9, 2023 (the Definitive Proxy Statement referred to as the “Proxy”). These disclosures should be read in connection with the Proxy, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy, the information set forth herein shall supersede or supplement the information in the Proxy. Defined terms used but not defined herein have the meanings set forth in the Proxy and all page references are to pages in the Proxy. The Company makes the following amended and supplemental disclosures:

Proposal No. 4 – Letter Agreement Amendment Proposal

As disclosed in the Proxy, Proposal No. 4 of the Proxy is to approve as an ordinary resolution, an amendment to the Letter Agreement, dated December 14, 2021 (the “Letter Agreement”), by and among HEALTHCARE AI, its officers, its directors, the representative to the underwriters and the allow its sponsor, Healthcare AI Acquisition LLC (the “Sponsor”) to transfer Class B ordinary shares of the Company, $0.0001 par value per share (“Founder Shares”), in the Company prior to the expiration of the applicable lock-up. A copy of the proposed amendment to the Letter Agreement (the “Letter Agreement Amendment”) is set forth in Annex B to the Proxy. This proposal is referred to as the “Letter Agreement Amendment Proposal.”

Sponsor Handover

The purpose of the Letter Agreement Amendment Proposal is to allow its sponsor, Healthcare AI Acquisition LLC (the “Sponsor”) to transfer its Founder Shares to a third party, directly or indirectly, prior to the expiration of the lock-up period (“Sponsor Handover”). In connection with the Sponsor Handover, if it were to occur, new directors and officers may be appointed to the Company.

On June 8, 2023, the Company entered into a share purchase agreement with the Sponsor and Atticus Ale, LLC (the “Purchaser”). whereby the Sponsor will transfer 3,184,830 Founder Shares to the Purchaser (the “Transfer”), as the part of the Sponsor Handover. The Transfer is contingent on the approval of the Extension Proposals at the Meeting. If the Extension Proposals are approved, the closing of the Transfer is expected to take place on Monday, June 12, 2023 (the “Closing”).

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In connection with the Transfer and as part of the Sponsor Handover, the Sponsor will transfer its voting rights on the Founder Shares to Purchaser, and upon Closing of the Transfer, the Purchaser will appoint a new management team comprised of three new independent directors and a new chief executive officer. After the Closing, Zikang Wu will serve as our chief executive officer.

Zikang Wu is the President of Atticus Ale, LLC. He has been the founder and president of New York-based risk, compliance, and corporate services provider First Cover, Inc. since August 2021 and is the CEO of Tigerless Insurance, a US direct-to-consumer Insurtech company that he founded in September 2018. Mr. Wu has extensive experience in strategic planning, operations, and risk management to help corporate clients and individual customers navigate complex insurance policies and cross-border transactions. Before founding Tigerless Insurance, Mr. Wu served as VP at MSQ Ventures, a New York-based cross-border advisory firm specializing in the healthcare and technology industry and the Asia-Pacific market. In this role, he supported the market research and business development of several M&A, fundraising, and joint venture transaction processes. Mr. Wu holds a Bachelor’s degree in accounting and finance from Lehigh University and is certified as an insurance agent and broker by the New York State Department of Financial Services (NYDFS).

— END OF SUPPLEMENT TO PROXY STATEMENT —

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